                                                               EXHIBIT (d)(4)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                                 ING FUNDS TRUST

                             EFFECTIVE: APRIL 1,2003
                        EXPIRATION OF TERM: MARCH 31,2004

                            OPERATING EXPENSE LIMITS

      This Agreement relates to the following Funds:

                                                            MAXIMUM OPERATING EXPENSE LIMIT
          NAME OF FUND                                  (AS A PERCENTAGE OF AVERAGE NET ASSETS)
          ------------                                   -------------------------------------
                                        Class A   Class B     Class C     Class I    Class M   Class Q   Class T
                                        -------   -------     -------     -------    -------   -------   -------
ING Classic Money Market Fund             0.77      1.41        1.41        0.31        N/A       N/A       N/A

ING GNMA Income Fund                      1.29      2.04        2.04        1.04       1.79      1.29      1.69

ING High Yield Bond Fund                  1.30      2.05        2.05         N/A        N/A       N/A       N/A

ING High Yield Opportunity Fund           1.30      1.95        1.95         N/A       1.70      1.20      1.60

ING Intermediate Bond Fund                1.15      1.90        1.90        0.90        N/A       N/A       N/A

ING Lexington Money Market Trust          1.00      N/A         N/A          N/A        N/A       N/A       N/A

ING Money Market Fund                     1.50      2.25        2.25         N/A        N/A       N/A       N/A

ING National Tax-Exempt Bond Fund         1.15      1.90        1.90         N/A        N/A       N/A       N/A

ING Strategic Bond Fund                   1.15      1.55        1.55         N/A        N/A      1.05       N/A

                                                                                                            ----
                                                                                                              HE